Exhibit 99.5

CINCO GROUP

CINCO GROUP (See Note 1)

UNAUDITED CONDENSED COMBINED BALANCE SHEETS

(In thousands)

	June 30,	December 31,

	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$14,868	$16,450
Restricted cash	--	2,013
Accounts receivable:
Oil and natural gas sales	14,278	10,813
Joint interest owners and other	5,435	6,226
Short-term derivative instruments	2,045	4,973
Prepaid expenses and other current assets	2,712	3,220

Total current assets	39,338	43,695
Property and equipment, at cost:
Oil and natural gas properties, successful efforts method	568,735	520,579
Other	2,181	3,627
Accumulated depreciation, depletion and impairment	(103,805)	(90,028)

Oil and natural gas properties, net	467,111	434,178
Long-term derivative instruments	4,260	2,571
Other long-term assets	1,557	2,770

Total assets	$512,266	$483,214

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,680	$14,231
Revenues payable	4,556	3,773
Accrued liabilities	3,393	3,651
Short-term derivative instruments	487	582

Total current liabilities	22,116	22,237
Long-term debt	150,750	169,882
Asset retirement obligations	13,678	13,063
Long-term derivative instruments	992	888
Other long-term liabilities	313	343

Total liabilities	187,849	206,413
Commitments and contingencies (Note 9)
Equity	324,417	276,801

Total liabilities and equity	$512,266	$483,214

See Accompanying Notes to Unaudited Condensed Combined Financial Statements.

CINCO GROUP (See Note 1)

UNAUDITED CONDENSED STATEMENTS OF COMBINED OPERATIONS

(In thousands)

	For the Six Months Ended June 30,
	2013	2012

Revenues:
Oil & natural gas sales	$55,617	$36,981
Other income	410	439

Total revenues	$56,027	$37,420

Costs and expenses:
Lease operating	$16,089	$11,588
Exploration	161	296
Production and ad valorem taxes	3,851	2,272
Depreciation, depletion, and amortization	15,749	11,606
General and administrative	11,107	5,316
Accretion of asset retirement obligations	295	266
(Gain) loss on commodity derivative instruments	(295)	(5,417)
Loss (gain) on sale of properties	(2,869)	520
Other, net	599	(544)

Total costs and expenses	44,687	25,903

Operating income	11,340	11,517
Interest expense, net	(2,973)	(2,169)

Net income	$8,367	$9,348

See Accompanying Notes to Unaudited Condensed Combined Financial Statements.

CINCO GROUP (See Note 1)

UNAUDITED CONDENSED STATEMENTS OF COMBINED CASH FLOWS

(In thousands)

	For the Six Months Ended June 30,
	2013	2012

Cash flows from operating activities:
Net income	$8,367	$9,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	15,749	11,606
(Gain) loss on derivative instruments	(522)	(5,281)
Cash settlements on derivative instruments	1,773	3,025
Amortization of loan origination costs	546	241
Accretion of asset retirement obligations	295	266
Loss (gain) on sale of properties	(2,869)	520
Exploration costs
Non-cash compensation expense	1,125	--
Changes in operating assets and liabilities:
Accounts receivable	(2,505)	677
Prepaid expenses and other	1,132	1,311
Payables and accrued liabilities	(176)	853
Other	(19)	20

Net cash provided by operating activities	22,896	22,586
Cash flows from investing activities:
Acquisition of oil and natural gas properties	(6,310)	(48,178)
Additions to oil and gas properties	(44,803)	(16,902)
Additions to other property and equipment	--	(73)
Proceeds from the sale of oil and gas properties	6,538	642
Other	--	311

Net cash used in investing activities	(44,575)	(64,200)
Cash flows from financing activities:
Advances on revolving credit facilities	13,250	22,300
Payments on revolving credit facilities	(32,402)	(21,151)
Loan origination fees	--	(73)
Contributions	39,249	45,524
Distributions	--	(785)

Net cash provided by financing activities	20,097	45,815
Net change in cash and cash equivalents	(1,582)	4,201
Cash and cash equivalents, beginning of year	16,450	6,360

Cash and cash equivalents, end of period	$14,868	$10,561

Supplemental cash flows:
Cash paid for interest	$2,520	$1,616
Noncash investing and financing activities:
Change in capital expenditures in accounts payable	$1,578	$251
Assumptions of asset retirement obligations related to properties acquired	340	4,051

See Accompanying Notes to Unaudited Condensed Combined Financial Statements.

CINCO GROUP (See Note 1)

UNAUDITED CONDENSED STATEMENTS OF COMBINED EQUITY

(In thousands)

Balance January 1, 2013	$276,801
Net income	8,367
Contributions	39,249
Distributions	--

Balance June 30, 2013	$324,417

See Accompanying Notes to Unaudited Condensed Combined Financial Statements.

CINCO GROUP

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Background and Basis of Presentation

Background

On July 15, 2013, Memorial Production Partners LP (the “Partnership”) announced that the Partnership, through Memorial Production Operating LLC (“Operating”), its wholly-owned subsidiary, entered into several definitive purchase and sale agreements (collectively, the “Purchase Agreements”) with operating subsidiaries of Memorial Resource Development LLC (“Memorial Resource”) and certain affiliates of Natural Gas Partners (“NGP”) to acquire, through equity and asset transactions, oil and natural gas properties primarily in the Permian Basin, East Texas and the Rockies (collectively, the “Acquisitions”).

Certain private equity funds of NGP, including two of the three NGP funds that control Memorial Resource (collectively, the “Funds”), which controls the Partnership’s general partner, also control Boaz Energy Partners, LLC (“Boaz Energy Partners”), Crown Energy Partners Holdings, LLC (“Crown Holdings”), Propel Energy, LLC (“Propel Energy”) and Stanolind Oil and Gas LP (“Stanolind”), which own certain of the oil and natural gas properties in Texas, New Mexico, and Wyoming being acquired in the Acquisitions. Memorial Resource controls Tanos Energy, LLC (“Tanos”), which owns certain of the oil and natural gas properties in Texas and Alabama being acquired in the Acquisitions. Memorial Resource also controls (i) Black Diamond Minerals, LLC (“Black Diamond”), which owns the outstanding equity interests in Prospect Energy, LLC (“Prospect”), which owns certain of the oil and natural gas properties in Colorado being acquired in the Acquisitions, and (ii) MRD Operating LLC, which owns certain of the oil and natural gas properties in Jackson County, Texas (the “MRD Assets”) being acquired in the Acquisitions.

References to “Cinco Group” for accounting and financial reporting purposes refer to the following that are being acquired by the Partnership in the Acquisitions:

•

Boaz Energy, LLC (“Boaz”), a Delaware limited liability company formed on June 3, 2011, which is engaged in the exploration, development, production, and sale of oil and natural gas in the Permian Basin of West Texas and New Mexico.

•

Crown Energy Partners, LLC (“Crown”), a Delaware limited liability company formed on February 27, 2008, which is engaged in the exploration, development, production, and sale of oil and natural gas in the Greater Green River Basin in southwest Wyoming. Crown commenced operations in January 2010.

•	The Crown net profits overriding royalty interest and overriding royalty interest (“Crown NPI/ORRI”), which was sold and conveyed to an affiliate of NGP in January 2010 by Crown.
•

Propel Energy SPV LLC (“Propel SPV”), together with its wholly-owned subsidiary Propel Energy Services, LLC (“Propel Energy Services”), which are engaged in the exploration, development, production, and sale of oil and natural gas in the Permian Basin of West Texas. Propel SPV is a Delaware limited liability company formed by Propel Energy in September 2013. Propel Energy, which was formed on October 7, 2010, conveyed substantially all of its assets and liabilities, including the outstanding equity interests in Propel Energy Services, to Propel SPV prior to the consummation of the Acquisition. This legal reorganization was accounted for at historical cost. Propel Energy Services was formed on May 17, 2011 and provides salt water disposal services.

•

Stanolind Oil and Gas SPV LLC (“Stanolind SPV”), a Delaware limited liability company formed by Stanolind during 2013 which is engaged in the exploration, development, production, and sale of oil and natural gas in the Permian Basin of West Texas and New Mexico. Stanolind, which was formed on November 13, 2009, conveyed substantially all of its producing assets and liabilities to Stanolind SPV prior to the consummation of the Acquisition. This legal reorganization was accounted for at historical cost.

CINCO GROUP

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

•

Tanos, a Delaware limited liability company, formed on November 29, 2007, together with its wholly-owned consolidated subsidiaries. Tanos owned certain assets for the periods presented that are not subject to the Purchase Agreements and, therefore, are not included in these combined financial statements. These assets include certain oil and natural gas properties held by an equity method investment, of which 40% was acquired by the Partnership in conjunction with its initial public offering in December 2011 and the remaining 60% was acquired by the Partnership in March 2013.

•	Prospect, which was formed on May 29, 2009 by Black Diamond.
•	The MRD Assets.

On October 1, 2013, the Partnership acquired substantially all of the Cinco Group for an adjusted purchase price of approximately $603 million.

Basis of Presentation

These unaudited condensed combined financial statements of the Cinco Group are prepared in connection with the Acquisitions. The accompanying unaudited condensed combined financial statements and related notes include the accounts of Boaz, Crown, Crown NPI/ORRI, Propel SPV, Stanolind SPV, Tanos, Prospect, and the MRD Assets, all of which were under common control and management of NGP. These combined financial statements have been prepared from the historical accounting records maintained by Boaz Energy Partners, Crown Holdings, Propel Energy, Stanolind, and Memorial Resource.

These combined financial statements may not necessarily be indicative of the condition that would have existed or the results of operations that would have occurred if the Cinco Group had been operated as a separate and unaffiliated entity. Results of operations for the six months ended June 30, 2013 are not necessarily indicative of results expected for the full year. In management’s opinion, the accompanying unaudited condensed combined financial statements include all adjustments of a normal recurring nature necessary for fair presentation. Although management believes the disclosures in these financial statements are adequate and make the information presented not misleading, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). These unaudited condensed combined financial statements and the notes thereto should be read in conjunction with the audited combined financial statements and notes thereto included elsewhere herein.

All material intercompany transactions and balances have been eliminated in preparation of the Cinco Group combined financial statements.

Use of Estimates

The preparation of the accompanying unaudited condensed combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include, but are not limited to, oil and natural gas reserves; depreciation, depletion, and amortization of proved oil and natural gas properties; future cash flows from oil and natural gas properties; impairment of long-lived assets; fair value of derivatives; fair values of assets acquired and liabilities assumed in business combinations and asset retirement obligations.

CINCO GROUP

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies

A discussion of the Cinco Group’s critical accounting policies and estimates is included elsewhere herein.

New Accounting Pronouncements

Offsetting Disclosure Requirements. In December 2011, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update intended to enhance current disclosure requirements on offsetting financial assets and liabilities. In January 2013, the FASB issued an accounting standard update to clarify the scope of offsetting disclosure requirements. The disclosure requirements require the disclosure of both gross and net information about derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions eligible for offset on the balance sheet or subject to a master netting arrangement or similar agreement. Disclosure of collateral received and posted in connection with master netting agreements or similar arrangements is also required. The entities within the Cinco Group adopted this guidance on January 1, 2013 and applied the disclosure requirements retrospectively. The enhanced offsetting disclosure requirements did not have a significant impact on the Cinco Group’s combined financial statements.

Other accounting standards that have been issued by the FASB or other standards-setting bodies are not expected to have a material impact on the Cinco Group’s combined financial position, results of operations and cash flows.

Note 3. Acquisitions and Divestitures

Acquisition-related costs are included in general and administrative expenses in the accompanying statements of operations for the periods indicated below (in thousands):

For the Six Months Ended June 30,
2013	2012

$ 636	$310

2013 Acquisitions

During the six months ended June 30, 2013, the Cinco Group acquired certain oil and gas properties and leases in Texas from third parties for a final purchase price of $6.3 million. The following table summarizes the fair value of the assets acquired and liabilities assumed as of each acquisition date (in thousands).

Oil and gas properties	$6,650
Asset retirement obligations	(340)

Total identifiable net assets	$6,310

2012 Acquisitions

Collectively, the Cinco Group consummated several acquisitions during the six months ended June 30, 2012 by acquiring operating and non-operating interests in certain oil and natural gas properties located primarily in various Texas and New Mexico counties for an aggregate adjusted purchase price of $48.1 million. The following table summarizes the fair value of the assets acquired and liabilities assumed as of each acquisition date (in thousands).

Oil and gas properties	$ 52,229
Asset retirement obligations	(4,051)

Total identifiable net assets	$ 48,178

CINCO GROUP

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Divestitures

On January 1, 2013, Tanos sold a natural gas gathering pipeline located in East Texas, which it had originally acquired in April 2010, to a privately held gas transportation company for at least $1.5 million. The maximum allowable additional proceeds are $2.0 million. The contingent consideration is based on the natural gas pipeline servicing any new wells that Tanos might drill in area over the next three years. The Cinco Group’s accounting policy is to record the contingent consideration portion of an arrangement when the consideration is determined to be realizable. Tanos recorded an aggregate gain of approximately $1.4 million related to this transaction during the six months ended June 30, 2013, of which $0.4 million was contingent consideration.

During the six months ended June 30, 2013 Tanos sold certain non-operated oil and gas properties for $2.9 million and recorded a gain of $1.4 million.

Note 4. Fair Value Measurements of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a specified measurement date. Fair value estimates are based on either (i) actual market data or (ii) assumptions that other market participants would use in pricing an asset or liability, including estimates of risk. A three-tier hierarchy has been established that classifies fair value amounts recognized or disclosed in the financial statements. The hierarchy considers fair value amounts based on observable inputs (Levels 1 and 2) to be more reliable and predictable than those based primarily on unobservable inputs (Level 3). All of the derivative instruments reflected on the accompanying balance sheets were considered Level 2.

The carrying values of cash and cash equivalents, accounts receivables, accounts payables (including accrued liabilities) and amounts outstanding under long-term debt agreements included in the accompanying balance sheets approximated fair value at June 30, 2013 and December 31, 2012. The fair value estimates are based upon observable market data and are classified within Level 2 of the fair value hierarchy. These assets and liabilities are not presented in the following tables.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The fair market values of the derivative financial instruments reflected on the balance sheets as of June 30, 2013 and December 31, 2012 were based on estimated forward commodity prices and forward interest rate yield curves. Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement in its entirety. The significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The following table presents the derivative assets and liabilities that are measured at fair value on a recurring basis at June 30, 2013 and December 31, 2012 for each of the fair value hierarchy levels:

	Fair Value Measurements at June 30, 2013 Using
	Quoted Prices in Active Market (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value

	(In thousands)
Assets:
Commodity derivatives	$--	$7,528	$--	$7,528

Liabilities:
Commodity derivatives	$--	$2,675	$--	$2,675
Interest rate derivatives	--	27	--	27

Total liabilities	$--	$2,702	$--	$2,702

CINCO GROUP

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

	Fair Value Measurements at December 31, 2012 Using
	Quoted Prices in Active Market (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value

	(In thousands)
Assets:
Commodity derivatives	$--	$9,342	$--	$9,342

Liabilities:
Commodity derivatives	$--	$2,883	$--	$2,883
Interest rate derivatives	--	385	--	385

Total liabilities	$--	$3,268	$--	$3,268

See Note 5 for additional information regarding our derivative instruments.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

Certain assets and liabilities are reported at fair value on a nonrecurring basis as reflected on the balance sheets. The following methods and assumptions are used to estimate the fair values:

•

The fair value of asset retirement obligations (“AROs”) is based on discounted cash flow projections using numerous estimates, assumptions, and judgments regarding such factors as the existence of a legal obligation for an ARO; amounts and timing of settlements; the credit-adjusted risk-free rate; and inflation rates. See Note 6 for a summary of changes in AROs.

•

If sufficient market data is not available, the determination of the fair values of proved and unproved properties acquired in transactions accounted for as business combinations are prepared by utilizing estimates of discounted cash flow projections. The factors to determine fair value include, but are not limited to, estimates of: (i) economic reserves; (ii) future operating and development costs; (iii) future commodity prices; and (iv) a market-based weighted average cost of capital.

Note 5. Risk Management and Derivative Instruments

Derivative instruments are utilized to manage exposure to commodity price and interest rate fluctuations and achieve a more predictable cash flow in connection with natural gas and oil sales from production and borrowing related activities. These transactions limit exposure to declines in prices or increases in interest rates, but also limit the benefits that would be realized if prices increase or interest rates decrease.

Certain inherent business risks are associated with commodity and interest derivative contracts, including market risk and credit risk. Market risk is the risk that the price of natural gas or oil will change, either favorably or unfavorably, in response to changing market conditions. Credit risk is the risk of loss from nonperformance by the counterparty to a contract. The Cinco Group enters into derivative contracts, including interest rate swaps, only with counterparties that are creditworthy financial institutions deemed by management as competent and competitive market makers. Each of the counterparties to the Cinco Group derivative contracts is a lender under each of their respective credit agreements. While collateral is generally not required to be posted by counterparties, credit risk associated with derivative instruments is minimized by limiting exposure to any single counterparty and entering into derivative instruments only with counterparties that are large financial institutions, which management believes present minimal credit risk. Additionally, master netting agreements are used to mitigate risk of loss due to default with counterparties on derivative instruments. Entities within the Cinco Group have also entered into International Swaps and Derivatives Association Master Agreements (“ISDA Agreements”) with each of their respective counterparties. The terms of the ISDA Agreements provide each such entity within the Cinco Group and each of their respective counterparties with rights of set-off upon the occurrence of defined acts of default, whereby the party not in default may set-off all liabilities owed to the defaulting party against all net derivative asset receivables from the defaulting party. Cinco Group’s maximum credit exposure for derivative instruments was $3.7 million at June 30, 2013. See Note 7 for additional information in regards to the Cinco Group revolving credit facilities.

CINCO GROUP

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Commodity Derivatives

A combination of commodity derivatives (e.g., floating-for-fixed swaps, collars, and basis swaps) is used to manage exposure to commodity price volatility. Generally, natural gas derivative contracts are entered into and indexed to NYMEX Henry Hub and regional indices that are in proximity to the Cinco Group areas of production. Generally, oil derivative contracts are entered into and indexed to NYMEX WTI. NGL derivative contracts are indexed to OPIS Mont Belvieu. At June 30, 2013, the Cinco Group had the following open commodity positions:

	2013	2014	2015	2016	2017
Natural Gas Derivative Contracts:
Fixed price swap contracts:
Average Monthly Volume (MMBtu)	200,000	250,000	--	--	--
Weighted-average fixed price	$4.52	$4.58	$--	$--	$--

Collar contracts:
Average Monthly Volume (MMBtu)	219,000	190,000	189,167	120,000	90,000
Weighted-average floor price	$4.29	$3.75	$3.78	$4.00	$4.00
Weighted-average ceiling price	$5.34	$4.85	$4.64	$4.88	$4.88

Basis swaps:
Average Monthly Volume (MMBtu)	279,000	260,000	--	--	--
Spread	$(0.07)	$(0.07)	$--	$--	$--

Crude Oil Derivative Contracts:
Fixed price swap contracts:
Average Monthly Volume (Bbls)	34,200	40,800	27.000	1,300	1,100
Weighted-average fixed price	$94.60	$92.45	$87.68	$84.00	$84.00

Collar contracts:
Average Monthly Volume (Bbls)	26,000	15,000	5,000	--	--
Weighted-average floor price	$83.08	$79.00	$80.00	$--	$--
Weighted-average ceiling price	$103.83	$98.69	$94.00	$--	$--

Call contracts:
Average Monthly Volume (Bbls)	10,000	--	--	--	--
Weighted-average price	$115.00	$--	$--	$--	$--

NGL Derivative Contracts:
Fixed price swap contracts:
Average Monthly Volume (Bbls)	5,100	5,100	--	--	--
Weighted-average fixed price	$36.27	$36.27	$--	$--	$--

Interest Rate Swaps

At June 30, 2013, certain of the Cinco Group entities had the following interest rate swap open positions:

Credit Facility (see Note 7)	Period Covered	Notional ($ in thousands)	Floating Rate	Fixed Rate	Fixed Rate Payer
Propel Energy	June 2012 to June 2014	$11,500	1 Month LIBOR	0.500%	Propel Energy

In April 2013, Tanos novated its interest rate swaps to Memorial Resource.

Balance Sheet Presentation

The following table summarizes the gross fair value of derivative instruments by the appropriate balance sheet classification even when the derivative instruments are subject to netting arrangements and qualify for net presentation on the balance sheet and the net recorded fair value as reflected on the balance sheet at June 30, 2013 and December 31, 2012. There was no cash collateral received or pledged associated with the Cinco Group’s derivative instruments since each of the counterparties to the Cinco Group’s derivative contracts is a lender under their respective credit agreements.

CINCO GROUP

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

		Asset Derivatives		Liability Derivatives

		June 30,	December 31,	June 30,	December 31,

Type	Balance Sheet Location	2013	2012	2013	2012

		(In thousands)
Commodity contracts	Short-term derivative instruments	$2,628	$5,651	$1,043	$883
Interest rate swaps	Short-term derivative instruments	--	--	27	377

Gross fair value		2,631	5,651	1,070	1,260
Netting arrangements	Short-term derivative instruments	(583)	(678)	(583)	(678)

Net recorded fair value	Short-term derivative instruments	$2,045	$4,973	$487	$582

Commodity contracts	Long-term derivative instruments	$4,897	$3,691	$1,629	$2,000
Interest rate swaps	Long-term derivative instruments	--	--	--	8

Gross fair value		4,897	3,691	1,629	2,008
Netting arrangements	Long-term derivative instruments	(637)	(1,120)	(637)	(1,120)

Net recorded fair value	Long-term derivative instruments	$4,260	$2,571	$992	$888

(Gains) Losses on Derivatives

None of the entities or assets that comprise the Cinco Group designate derivative instruments as hedging instruments for financial reporting purposes. Accordingly, all gains and losses, including unrealized gains and losses from changes in the derivative instruments’ fair values, have been recorded in the accompanying statements of operations. The following table details the unrealized and realized gains and losses related to derivative instruments for the six months ended June 30, 2013 and 2012 (in thousands):

		For the Six Months Ended June 30,
	Statements of Operations Location	2013	2012

Commodity derivative contracts	(Gain) loss on commodity derivatives	$(295)	$(5,417)
Interest rate swaps	Interest expense, net	(227)	196

Note 6. Asset Retirement Obligations

The Cinco Group asset retirement obligations primarily relate to their portion of future plugging and abandonment of wells and related facilities. The following table presents the changes in the asset retirement obligations for the six months ended June 30, 2013 (in thousands):

Asset retirement obligations at beginning of period	$13,063
Liabilities added from acquisitions or drilling	340
Accretion expense	295
Revisions	(20)

Asset retirement obligations at end of period	$13,678

CINCO GROUP

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 7. Long Term Debt

The Cinco Group debt obligations under revolving credit facilities consisted of the following at the dates indicated:

	June 30,	December 31,
	2013	2012
	(In thousands)
Stanolind $250.0 million revolving credit facility, variable-rate, due July 2017 (1)	$93,750	$85,750
Boaz $75.0 million revolving credit facility, variable-rate, terminated October 2013 (2)	30,500	29,500
Crown $75.0 million revolving credit facility, variable-rate, terminated October 2013 (3)	11,000	13,882
Tanos $250.0 million revolving credit facility, variable-rate, terminated April 2013 (4)	--	25,250
Propel Energy $200.0 million revolving credit facility, variable-rate, due June 2015 (5)	15,500	15,500

Total long-term debt	$150,750	$169,882

(1)	On October 1, 2013, the debt balance then outstanding under the revolving credit facility and all accrued interest was paid off in full by the Partnership on behalf of Stanolind.
(2)	On October 1, 2013, the debt balance then outstanding under the revolving credit facility and all accrued interest was paid off in full and the Boaz revolving credit facility was terminated.
(3)	On October 1, 2013, the debt balance then outstanding under the revolving credit facility and all accrued interest was paid off in full and the Crown revolving credit facility was terminated.
(4)

On April 1, 2013, indebtedness then outstanding under the revolving credit facility of $27.0 million was repaid and on April 25, 2013 all accrued interest was paid off in full and the Tanos revolving credit facility was terminated. On April 25, 2013, Memorial Resource entered into a second amendment to its credit agreement, which among other things designated Tanos, together with its consolidating subsidiaries, as additional guarantors.

(5)	On October 1, 2013, the debt balance then outstanding under the revolving credit facility and all accrued interest was paid off in full by the Partnership on behalf of Propel Energy.

Borrowing Base

Credit facilities tied to borrowing bases are common throughout the oil and gas industry. Each of the revolving credit facilities’ borrowing base is subject to redetermination on at least a semi-annual basis primarily based on estimated proved reserves. The borrowing base for each credit facility was the following at the date indicated:

	June 30,	December 31,

	2013	2012

	(In thousands)
Stanolind $250.0 million revolving credit facility, variable-rate, due July 2017	$97,000	$97,000
Boaz $75.0 million revolving credit facility, variable-rate, terminated October 2013	35,000	35,000
Crown $75.0 million revolving credit facility, variable-rate, terminated October 2013	25,000	25,000
Tanos $250.0 million revolving credit facility, variable-rate, terminated April 2013	--	45,000
Propel Energy $200.0 million revolving credit facility, variable-rate, due June 2015	17,500	16,000

Total borrowing base	$174,500	$218,000

Weighted-Average Interest Rates

The following table presents the weighted-average interest rates paid on the Cinco Group’s combined variable-rate debt obligations for the periods presented:

	For the Six Months Ended June 30,

	2013	2012

Stanolind revolving credit facility	3.56%	3.08%
Boaz revolving credit facility	3.07%	3.14%
Crown revolving credit facility	3.41%	4.40%
Tanos revolving credit facility	2.12%	2.39%
Propel Energy revolving credit facility	3.08%	3.37%

CINCO GROUP

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Unamortized Deferred Financing Costs

Unamortized deferred financing costs associated with the revolving credit facilities were as follows at the dates indicated:

June 30,	December 31,
2013	2012

(In thousands)
$934	$1,481

Note 8. Related Party Transactions

On April 1, 2013, Tanos’ management team sold its 1.066% interest in Tanos to Memorial Resource and all incentive units held were forfeited. In connection with this sale, all of Tanos’ employees resigned and became employees of Tanos Exploration II, LLC (“Tanos II”), a Texas limited liability company controlled by the former management team of Tanos. Effective April 1, 2013, Tanos II entered into a Transition Services Agreement with Tanos, whereby Tanos II would manage the operations of Tanos for up to a 6-month period of time. Tanos II is an unrelated entity.

The previous governing documents of Tanos provided for the issuance of incentive units. Tanos previously granted incentive units to key employees at the time of such grant. Holders of incentive units were entitled to distributions when declared, but only after cumulative distribution thresholds had been achieved (i.e., recovery of specified members’ capital contributions plus a rate of return). These incentive units were accounted for as liability awards with compensation expense based on period-end fair value. The incentive units were subject to performance conditions that affected their vesting. Compensation cost was recognized only if the performance condition was probable of being satisfied at each reporting date. Sufficient cash flows from operations or otherwise had to be generated to support the declaration of a distribution large enough to trigger the vesting of the incentive units. No compensation cost was recorded related to incentive units prior to the incentive units being forfeited on April 1, 2013. Compensation expense of approximately $5.8 million was recorded by Tanos and recognized as general and administrative expense during April 2013.

Note 9. Commitments and Contingencies

Litigation & Environmental

As part of normal business activities, the Cinco Group may be named as defendants in litigation and legal proceedings, including those arising from regulatory and environmental matters. Although, the Cinco Group are insured against various risks, there is no assurance that the nature and amount of such insurance will be adequate, in every case, to indemnify the Cinco Group against liabilities arising from future legal proceedings. The Cinco Group is not aware of any pending or threatened litigation believed to be reasonably likely to have a significant adverse effect on the combined financial position, results of operations or cash flows of the Cinco Group.

At both June 30, 2013 and December 31, 2012 no accrued environmental liabilities were required to be recognized.